Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the registration of 800,000 ordinary shares of Attunity Ltd under its 2001 Stock Option Plan and 2003 Israeli Share Option Plan of our report dated March 30, 2007, relating to the consolidated financial statements of Attunity Ltd, appearing in the in the Annual Report on Form 20-F dated March 30, 2007 of Attunity Ltd for the year ended December 31, 2006.

Tel-Aviv, Israel April 23, 2007	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global